Exhibit 99.2

New Account Form:

Name:

If a Corporation, Partnership, etc., enter the names of persons authorized to transact business:

1
2

Employer/Office Address:

Occupation:

Business Phone and Fax:	Fax
Home Address:

Home Phone and Fax:

Email address:

Is Customer associated with or employed by a Broker Dealer?	Yes	No
            if yes, name and address:

Social Security No./Tax I.D. No.:

Citizen of (if indiv.):

Client of Legal Age? (if individual):	Yes	No

Bank Reference:	Branch:

Approx. Annual Income (if individual):

Approx. Net Worth (or Net Assets of Corp.):

Estimated Tax Rate (if individual):

Objective of Account:

Long Term Growth
Income
Speculative Trading
Other: Specify

Prior investment experience in limited partnerships and private placements:   years

Referred By:
Analyst:
Vice President/Associate:
Managing Director 1:
Managing Director 2:	Date:

Account Approved
By:	Date:
(Signature)

100 Wilshire Blvd, Suite 1200, Santa Monica, California 90401
Telephone 310.393.6632 Fax 310.393.4838

F1NRA • SIPC

  Client’s name check at website www.treas.gov/ofac